NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	June 22, 2010

Uranium Energy Corp Intersects 17.5 Feet Grading 0.54% U3O8 in New Exploration Zone at Palangana in South Texas

Company Reports Results from Additional 101 Drill Holes Now Completed and Logged in Ongoing Exploration Program

Corpus Christi, Texas, June 22, 2010 -- Uranium Energy Corp (NYSE-AMEX: UEC, the "Company") is pleased to announce ongoing success with the Company's exploration drilling program at its Palangana project located in South Texas. The Company initiated a 215-hole drilling program in early February on six exploration zones, and reported the results from the first 87 holes on March 15. This release addresses results from the next 101 holes that have now been completed and logged and highlights results from the new and highly prospective G-sand trend.

This follows the Company's news release dated June 15 which reported that, concurrent with the exploration drilling campaign, the Company has initiated the development and construction of the wellfield and the disposal well for the first production zone (Production Area 1 or PAA-1). The Palangana project is fully permitted for production. It is a prior-producing in-situ recovery (ISR) project located in the South Texas uranium belt approximately 100 miles south of the Company's fully licensed Hobson processing plant. The plan is to produce and ship uranium-bearing resins from Palangana to Hobson starting in the fourth quarter this year for further processing into yellowcake.

The current exploration drilling program is addressing a newly developed G-sand trend that extends for 4.5 miles as well as the six known exploration zones where the Company has already established an NI 43-101-qualified Inferred resource of more than one-million pounds U3O8. A map of the production and exploration zones at Palangana is located here: http://uraniumenergy.com/_resources/Palangana-Area-Map.jpg

Amir Adnani, President and CEO, stated, "We are very pleased with the exploration results to date at Palangana. Clearly, the resource will increase. In addition to expansion and further delineation of the six known exploration trends, we are very excited by the preliminary discovery of the G-sand mineralization."

Discovery of New G-Sand Trend

The new G-sand trend was recognized through detailed mapping of areas marginal to and down dip of the Palangana Dome rim, where roll front deposits of uranium are known to occur. This newly discovered trend is approximately 4.5 miles in length.

A total of 19 holes have been drilled and logged along this new trend, with 5 of the holes exhibiting grade-thickness (GT) values of 0.3 or higher. The Company considers these results very encouraging for a newly discovered area. Importantly, hole 2845 had an intercept of 17.5 feet of 0.541% U3O8, resulting in a GT value of 9.467. Hole 2832 had an intercept of 16 feet of 0.085% U3O8, resulting in a GT value of 1.360. GT is the length of the intercept measured in feet multiplied by the average percentage of U3O8 present. Company engineers estimate that zones with GT greater than 0.3 will be shown to be producible.

Drilling from Six Known Exploration Zones

An additional 82 holes have been drilled within the known exploration trends, primarily the Jemison Fence and Palangana East areas. Of these 82 holes, 14 had a grade-thickness product (GT) greater than 1.0 with the Prompt Fission Neutron (PFN) tool, and 33 of the 82 holes, or approximately 40%, had a GT greater than 0.3 with the PFN tool. Of the entire drilling program to date, nearly half of the 188 holes have intercepts with GT greater than 0.3. As noted above, Company engineers estimate that zones with GT greater than 0.3 will be shown to be producible. A properly calibrated PFN tool provides a reading that directly approximates the uranium content. The Palangana East trend was earlier known as the CC Brine trend.

The following table lists the results from the 14 drill holes where PFN logging shows intercepts with a GT greater than 1.0.

DRILL HOLE DESCRIPTION				PFN LOG
Hole Number	Associated Trend	Total Depth of Hole	Depth in Feet to Intercept	Thickness in Feet	Grade in % cU3O8	GT - Grade times Thickness
2815	Palangana East	420	358.5	8	0.716	5.728
2782	Palangana East	420	360.5	9	0.451	4.059
2763	Jemison Fence	380	346.5	5.5	0.412	2.266
2781	Palangana East	420	371	16.5	0.136	2.244
2807	Palangana East	420	381.5	4.5	0.491	2.209
2757	Palangana East	420	376	9	0.218	1.962
2785	Dome	320	258.5	7.5	0.236	1.77
2815	Palangana East	420	366.5	5	0.3	1.5
2831	Jemison Fence	400	347.5	10	0.144	1.44
2796	Palangana East	420	365	4.5	0.266	1.197
2773	Palangana East	360	286.5	6.5	0.171	1.111
2820	Dome	340	252	10	0.11	1.1
2765	Palangana East	320	294.5	8.5	0.126	1.071
2782	Palangana East	420	371	7	0.147	1.029

Moving Forward

Exploration drilling will continue through June to further define the new G-sand trend and to assess if the trend, or parts of the trend, will be producible through in-situ recovery methods. Detailed mapping of the entire Palangana Dome structure will continue, and new trends will be tested through drilling as they are identified. Evaluation of the former Union Carbide wellfields, as previously reported in the Company's news release dated March 15, will also continue.

The Company will announce drill results as they become available, both in the exploration trend areas and the newly developed trend described above. Updated resource estimates will be provided at the conclusion of the drill program and prior to start-up of production in the fourth quarter of this year.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and reviewed by Andrew W. Kurrus, PG, Manager of Texas Exploration for the Company, a qualified person under policy NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp (NYSE-AMEX: UEC) is a U.S.-based exploration and development company with the objective of near-term uranium production in the U.S.  The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the fully-permitted Palangana in-situ recovery project, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (512) 535-0832
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources indicated mineral resources or inferred mineral resources referred to in this news release and in the Technical Report are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.